WidePoint Reports Third Quarter 2022 Financial Results

Fairfax, VA – November 14, 2022 – WidePoint Corporation (NYSE American: WYY), the Trusted Mobility Solutions company, reported results for the third quarter ended September 30, 2022.

Third Quarter 2022 and Recent Operational Highlights:

- WidePoint's Public Key Infrastructure (PKI) Identity & Access Management solution is in compliance with the new phishing-resistant MFA Guidance issued by CISA, the Cybersecurity & Infrastructure Security Agency of the U.S. Department of Homeland Security
- Piloted IAM solutions within IT groups at several K-12 schools
- Awarded two new professional services contracts for Turnkey IT Infrastructure and Modernization by a leading Sports Marketing, Media & Technology company
- Launched the Intelligent Technology Management Solution (ITMS™) platform to provide next generation secure asset management
- IT Authorities awarded a new Managed Service Provider contract from a leading Sports Marketing & Media company valued at more than $616,700 annually
- IT Authorities awarded five new commercial contracts for a total of more than $360,000
- WidePoint awarded a new Trusted Mobility Services (MMS) contract by a leading U.S. beverage bottler
- $2.46 million in Commercial contracts including $544,000 in new contracts and $1.92 million in renewals
- $4.45 million in Government contracts including $1.95 million in new contracts and $1.82 million in renewals
- Under the U.S. Department of Homeland Security Cellular Wireless Managed Services (CWMS) 2.0 IDIQ contract, the Cybersecurity and Infrastructure Security Agency (CISA) issued a new Task Order with expanded scope of services that extends until March 2026

Third Quarter 2022 Financial Highlights:

- Revenues grew 14% to $25.3 million
- Managed Services revenue increased to $7.6 million
- Gross margin was 15%
- Net loss totaled $541,000, or a loss of $(0.06) per diluted share
- Adjusted EBITDA, a non-GAAP financial measure, was $152,000
- As of September 30, 2022, cash and cash equivalents equaled $5.1 million

Nine Months 2022 Financial Highlights:

- Revenues grew 13% to $70.8 million
- Managed Services revenue increased to $21.5 million
- Gross margin was 16%
- Net loss totaled $14.7 million, or a loss of $(1.68) per diluted share
- Adjusted EBITDA, a non-GAAP financial measure, was $503,000

Management Commentary

"WidePoint had another consecutive quarter of strong results, as we remain steadfast on the path of our growth trajectory," said WidePoint CEO, Jin Kang. "The strategic investments made back into our

business over the past several years have resulted in the development of our solutions such as ITMS™ and IAM solutions which are some of the reasons we're able to win deals with prospective customers and retain existing ones. The constant improvement of our technology paired with the cross-selling capabilities we're able to execute upon with ITA has resulted in another successful quarter. Additionally, with the positive effects of our realignment slated to impact our P&L over the coming quarters, we expect EBITDA to steadily increase with a significant decrease in our cash burn rate. WidePoint remains a stable, resilient company with a strong balance sheet, no long-term debt and an organization that is laser focused on capitalizing on its growing pipeline."

Third Quarter 2022 Financial Summary

(In millions except for per share amounts)		Sep. 30, 2022		Sep. 30, 2021
		(Unaudited)		
Revenue	$	25.3	$	22.3
Gross Profit		3.8		3.7
Operating Expenses		4.4		2.9
(Loss) Income from Operations		(0.6)		0.8
Net (loss) Income		(0.5)		0.5
Diluted Earnings Per share		(0.06)		0.06
EBITDA		0.04		1.23
Adjusted EBITDA	$	0.152	$	1.467

Nine months 2022 Financial Summary

(In millions except for per share amounts)		Sep. 30, 2022		Sep. 30, 2021
		(Unaudited)		
Revenue	$	70.8	$	62.9
Gross Profit		11.0		12.4
Operating Expenses		29.9		10.9
(Loss) Income from Operations		(18.9)		1.4
Net (loss) Income		(14.7)		0.9
Diluted Earnings Per share		(1.68)		0.10
EBITDA		(16.2)		2.6
Adjusted EBITDA	$	0.5	$	3.2

A reconciliation of GAAP Net income to EBITDA and Adjusted EBITDA is provided below.

Financial Outlook

For the full year 2022, the company expects revenues to range between $92 million - $98 million and Adjusted EBITDA to range between $1.0 million - $1.2 million.

Share Repurchase Program

The repurchase program remains on hold to preserve the company's cash balance, as we look to invest back into our technology and prepare for potential acquisitions. Longer-term, the company may leverage the buyback program when deemed appropriate.

Conference Call
WidePoint management will hold a conference call today (November 14, 2022) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

WidePoint's President and CEO Jin Kang, Executive Vice President and Chief Revenue Officer Jason Holloway, and CFO Bob George will host the conference call, followed by a question and answer period.

U.S. dial-in number: 877-545-0523
International number: 973-528-0016
Access Code: 469816

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company's website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through Monday, November 28, 2022.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 46936

About WidePoint
WidePoint Corporation (NYSE American: WYY) is a leading technology Managed Solution Provider (MSP) dedicated to securing and protecting the mobile workforce and enterprise landscape. WidePoint is recognized for pioneering technology solutions that include Identity and Access Management (IAM), Mobility Managed Services (MMS), Telecom Management, Information Technology as a Service (ITaaS), Cloud Security, and Digital Billing & Analytics. For more information, visit widepoint.com.

Non-GAAP Financial Measures
WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as EBITDA and Adjusted EBITDA, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net income to EBITDA and Adjusted EBITDA is provided below:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)	
NET (LOSS) INCOME	$ (540,900)	$ 534,900	$ (14,693,000)	$ 915,600
Adjustments to reconcile net income to EBITDA:				
Depreciation and amortization	639,100	396,800	1,772,000	1,140,900
Income tax provision (benefit)	(118,200)	232,900	(3,410,100)	329,300
Interest income	(6,400)	(900)	(17,100)	(3,500)
Interest expense	62,900	67,400	189,200	207,700
EBITDA	$ 36,500	$ 1,231,100	$ (16,159,000)	$ 2,590,000
Other adjustments to reconcile net (loss) income to Adjusted EBITDA:				
(Recovery) Provision for doubtful accounts	500	-	200	(24,500)
Impairment charge	-	-	16,277,000	-
Stock-based compensation expense	115,200	235,400	384,300	662,100
Adjusted EBITDA	$ 152,200	$ 1,466,500	$ 502,500	$ 3,227,600

WidePoint uses adjusted EBITDA as supplemental non-GAAP measure of performance. WidePoint defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes and (iii) depreciation and amortization. Adjusted EBITDA excludes certain amounts included in EBITDA. WidePoint is not providing a quantitative reconciliation of adjusted EBITDA in reliance on the "unreasonable efforts" exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, WidePoint does not provide a reconciliation of forward-looking adjusted EBITDA (non-GAAP) to GAAP net income, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected net income may vary significantly based on actual events, WidePoint is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected GAAP net income being materially less than is indicated by estimated adjusted EBITDA (non-GAAP).

Safe Harbor Statement

This press release contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition that are subject to risks and uncertainties. All statements other than statements of historical fact included herein are forward-looking statements. You can identify these statements by words such as "aim," "anticipate," "assume," "believe," "could," "due," "estimate," "expect," "goal," "intend," "may," "objective," "plan," "potential," "positioned," "predict," "should," "target," "will," "would" and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management's beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, the ability to achieve expected benefits from the acquisition of ITA, the ability to achieve the financial outlook included herein, the impact of the COVID-19 pandemic on our business and operations; the impact of any supply chain interruptions; our ability to successfully execute our strategy; our ability to sustain profitability and positive cash flows; our ability to gain market acceptance for our products; our ability to win new contracts, execute contract extensions and expansion of services of existing contracts; our ability to compete with companies that have greater resources than us; our ability to penetrate the commercial sector to expand our business; our ability to retain key personnel; and the risk factors set forth in our

Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 28, 2022. The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Relations:
Gateway Group, Inc.
Matt Glover or John Yi
949-574-3860
WYY@gatewayir.com

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	SEPTEMBER 30, 2022	DECEMBER 31, 2021
	(Unaudited)	
	ASSETS	
CURRENT ASSETS		
Cash and cash equivalents	$ 5,061,320	$ 6,479,980
Accounts receivable, net of allowance for doubtful accounts of $41,313 and $62,988 in 2022 and 2021, respectively	13,559,112	12,536,584
Unbilled accounts receivable	7,024,861	10,937,415
Other current assets	2,927,804	3,194,009
Total current assets	28,573,097	33,147,988
NONCURRENT ASSETS		
Property and equipment, net	1,062,614	841,133
Lease right of use asset, net	4,892,349	6,273,211
Intangible assets, net	6,637,747	6,228,886
Goodwill	5,811,578	22,088,578
Deferred tax assets, net	8,289,372	5,127,482
Other long-term assets	2,931,994	1,782,060
Total assets	$ 58,198,751	$ 75,489,338
	LIABILITIES AND STOCKHOLDERS' EQUITY	
CURRENT LIABILITIES		
Accounts payable	$ 15,103,368	$ 10,263,015
Accrued expenses	8,548,396	12,344,426
Deferred revenue	1,934,162	2,280,894
Current portion of lease liabilities	645,019	794,175
Current portion of contingent consideration	-	358,000
Total current liabilities	26,230,945	26,040,510
NONCURRENT LIABILITIES		
Lease liabilities, net of current portion	4,860,381	6,025,691
Contingent consideration, net of current portion	387,000	1,347,000
Deferred revenue, net of current portion	370,800	400,142
Total liabilities	31,849,126	33,813,343
Commitments and contingencies (Note 17)	-	-
STOCKHOLDERS' EQUITY		
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 8,725,476 and 8,842,026 shares issued and outstanding, respectively	8,726	8,842
Additional paid-in capital	101,049,870	101,424,922
Accumulated other comprehensive loss	(499,799)	(241,586)
Accumulated deficit	(74,209,172)	(59,516,183)
Total stockholders' equity	26,349,625	41,675,995
Total liabilities and stockholders' equity	$ 58,198,751	$ 75,489,338

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2022	2021	2022	2021
	(Unaudited)			
REVENUES	$ 25,271,572	$ 22,251,282	$ 70,765,353	$ 62,885,545
COST OF REVENUES (including amortization and depreciation of $366,885, $133,756, $373,089, and $373,089, respectively)	21,472,120	18,588,268	59,749,532	50,514,391
GROSS PROFIT	3,799,452	3,663,014	11,015,821	12,371,154
OPERATING EXPENSES				
Sales and marketing	527,726	489,721	1,665,518	1,505,548
General and administrative expenses (including share-based compensation of $204,526, $235,469, $384,267 and $662,132, respectively)	3,595,145	2,101,083	11,157,690	8,676,332
Goodwill impairment	-	-	16,277,000	-
Depreciation and amortization	272,203	263,192	810,652	767,940
Total operating expenses	4,395,074	2,853,996	29,910,860	10,949,820
(LOSS) INCOME FROM OPERATIONS	(595,622)	809,018	(18,895,039)	1,421,334
OTHER INCOME (EXPENSE)				
Interest income	6,398	968	17,126	3,535
Interest expense	(62,841)	(67,372)	(189,188)	(207,678)
Other (expense) income	(6,999)	25,158	964,004	27,656
Total other income (expense)	(63,442)	(41,246)	791,942	(176,487)
(LOSS) INCOME BEFORE INCOME TAX (BENEFIT) PROVISION	(659,064)	767,772	(18,103,097)	1,244,847
INCOME TAX (BENEFIT) PROVISION	(118,181)	232,888	(3,410,108)	329,270
NET (LOSS) INCOME	$ (540,883)	$ 534,884	$ (14,692,989)	$ 915,577
BASIC EARNINGS PER SHARE	$ (0.06)	$ 0.06	$ (1.68)	$ 0.10
BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	8,725,476	9,129,406	8,734,471	9,066,088
DILUTED EARNINGS PER SHARE	$ (0.06)	$ 0.06	$ (1.68)	$ 0.10
DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	8,725,476	9,158,396	8,734,471	9,182,190